SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.         )

Filed by the Registrant ☑	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Definitive Proxy Statement

☑ Definitive Additional Materials

☐ Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

PAREXEL International Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

☑ No fee required.

☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐ Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

PAREXEL International Corporation
Vote by Internet • Go to www.envisionreports.com/PRXL • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website

Important Notice Regarding the Availability of Proxy Materials for the

PAREXEL International Corporation Shareholders Meeting to be Held on December 6, 2012

Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual shareholders meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement and annual report to shareholders are available at:

Easy Online Access — A Convenient Way to View Proxy Materials and Vote
When you go online to view materials, you can also vote your shares.
Step 1: Go to www.envisionreports.com/PRXL to view the materials.
Step 2: Click on Cast Your Vote or Request Materials.
Step 3: Follow the instructions on the screen to log in.
Step 4: Make your selection as instructed on each screen to select delivery preferences and vote.
When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.
Obtaining a Copy of the Proxy Materials – If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side on or before November 22, 2012 to facilitate timely delivery.

PAREXEL International Corporation Shareholders Meeting Notice

PAREXEL International Corporation’s Annual Meeting of Shareholders will be held on December 6, 2012 at The Westin Hotel, 70 Third Avenue, Waltham, Massachusetts at 2:30 p.m. Eastern Time.

Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations.

The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2, 3, 4 and 5:

1.	Election of Directors*:

1. Eduard E. Holdener

2. Richard L. Love

*	To elect two (2) Class II Directors to serve for a term continuing until the annual meeting of shareholders in 2015 and until his successor is duly elected & qualified.

2.	Approve, in an advisory vote, the compensation of our named executive officers as presented in the proxy statement.

3.	Approve an amendment to our 2010 Stock Incentive Plan to increase the maximum number of shares available for issuance under the plan by 3,000,000 shares.

4.	Approve an amendment to our Restated Articles of Organization, as amended, to increase the number of authorized shares of Common Stock, $.01 par value per share, from 75,000,000 to 150,000,000.

5.	To ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2013.

PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must vote online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you.

Directions to PAREXEL International Corporation 2012 Annual Shareholders Meeting

Directions to PAREXEL International Corporation’s 2012 annual meeting are available at

http://www.starwoodhotels.com/westin/property/area/directions.html?propertyID=1036

Here’s how to order a copy of the proxy statement, annual report, and form of proxy and select a future delivery preference:
Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or email options below.

Email copies: Current and future email delivery requests must be submitted via the Internet following the instructions below. If you request an email copy of current materials you will receive an email with a link to the materials.

PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a set of proxy materials.
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Internet – Go to www.envisionreports.com/PRXL. Click Cast Your Vote or Request Materials. Follow the instructions to log in and order a paper or email copy of the current meeting materials and submit your preference for email or paper delivery of future meeting materials.

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Telephone – Call us free of charge at 1-866-641-4276 using a touch-tone phone and follow the instructions to log in and order a paper copy of the materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings.

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Email – Send an email to investorvote@computershare.com with “Proxy Materials PAREXEL” in the subject line. Include in the message your full name and address, plus the number located in the shaded bar on the reverse, and state in the email that you want a paper copy of current meeting materials. You can also state your preference to receive a paper copy for future meetings.

To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received by November 22, 2012.

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